[DESCRIPTION]   EXHIBIT 11
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Exhibit (11)  Statement Regarding Computation of Per Share Earnings
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                             FIFTH DIMENSION INC.
                       COMPUTATION OF EARNINGS PER SHARE
                FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995


PRIMARY                                     1996            1995
-------                                     ----            ----

Primary loss per common share           $ (144,166)     $  (92,640)
                                         ---------       ---------
Weighted average number of common
shares outstanding during the year       1,093,636       1,093,636
                                         ---------       ---------
Primary loss per common share           $     (.13)           (.08)
                                         ---------       ---------


FULLY DILUTED
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Fully diluted loss per common share     $ (144,166)     $  (92,640)
                                         ---------       ---------
Weighted average number of shares
used in calculating primary income
per common share                         1,093,636       1,093,636
                                         ---------       ---------
Fully diluted loss per common share     $     (.13)           (.08)
                                         ---------       ---------